(LETTERHEAD OF GREENEBAUM DOLL & MCDONALD PLLC)




                                          December 30, 1997


            Caretenders Health Corp.
            100 Mallard Creek Road, Suite 400
            Louisville, KY  40207

            Ladies and Gentlemen:

                 We have acted  as legal counsel in  connection with the
            preparation of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the _Registration Statement_), covering an aggregate of 100,000 shares of Common Stock, par value $.10 per share (the _Common Stock_), of Caretenders Health Corp., a Delaware corporation (the _Company_), to be issued under the Non-Employee Directors Deferred Compensation Plan (the _Plan_).

                 We have examined and are  familiar with the Certificate
            of Incorporation and By-Laws of the Company, and the various corporate records and proceedings relating to the organization of the Company and the proposed issuance of the Common Stock. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

                 Based  on the  foregoing, it  is our  opinion that  the
            Common Stock has been duly authorized and, when issued and paid for in accordance with the terms of the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

                 We hereby consent  to the filing of this  Opinion as an
            exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Common Stock. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,



                                     /s/ Greenebaum Doll & McDonald PLLC